Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Sports Field Holdings Inc. of our report dated April 12, 2016 relating to the financial statements of Sports Field Holdings Inc. which appears in such Registration Statement.

We also consent to the reference to us under the caption “Experts” in this registration statement.

/s/ Rosenberg Rich Baker Berman & Company

Somerset, New Jersey

August 30, 2016